UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2008

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, TX 76067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (210) 410-8158

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Shelley International CPA (“Shelley”) has declined to stand for re-election as American Energy Production, Inc.’s (the "Company") independent registered public accounting firm.  Shelley informed the Company on February 18, 2008,  that it would not continue as the auditor because the firm is no longer auditing public companies.  Shelley had served as the Company's independent registered public accounting firm for the unaudited quarterly reviews of the balance sheets at March 31, 2007, June 30, 2007 and September 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the periods then ended.  There were no disagreements with Shelley on any matter of accounting principles or practices, financial statement disclosure, or scope or procedures, which disagreement(s), if not resolved to the satisfaction of Shelly would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

The Company's board of directors has authorized the appointment of Moore and Associates Chartered (“Moore”) to serve as the Company's independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006.   Prior to the appointment of Moore, neither the Company, nor anyone on its behalf, consulted with Moore regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. The Company has provided Shelley a copy of this report prior to its filing with the Securities and Exchange Commission (SEC) and requested Shelley to furnish a letter addressed to the SEC stating whether Shelley agrees with the above statements. A letter from Shelley is attached as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits
16.1	Letter from Shelley International CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc.

Date: February 18, 2008	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer